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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE
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
Press Contact:                                       Investor Relations Contact:
Scott Signore                                        Bob Joyce
FitzGerald Communications                            FitzGerald Communications
888-512-6039                                         888-606-5886
ssignore@fitzgerald.com                              bjoyce@fitzgerald.com

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              I-LINK FILES ACTION IN FEDERAL COURT AGAINST RED CUBE

                    LAWSUIT SEEKS TO RESTRAIN RED CUBE FROM
                    BUSINESS INTERFERENCE AND RECOVER DAMAGES

DRAPER, UTAH, JAN. 19, 2001 -- I-Link, Inc. (Nasdaq: ILNK), a communications application service provider (ASP), today announced that it has filed a lawsuit in federal district court in Salt Lake City, Utah against Red Cube International, AG, and its U.S. affiliate, Red Cube, Inc. The lawsuit alleges that Red Cube has been engaged in a plan to drive I-Link out of business and gain control of its proprietary technology, customers, agents and employees. The lawsuit seeks to restrain Red Cube from further interference with I-Link's business and to recover damages caused by such interference and by Red Cube's failure to provide I-Link with operational funding as it had agreed to do.

About I-Link

Headquartered in Draper, Utah, I-Link (Nasdaq:ILNK) is an enhanced voice/data applications service provider. With its software-defined network architecture, I-Link simplifies the delivery of unified communications today. I-Link offers a full range of enhanced services such as one-number "follow me," call routing, caller screening, unified voice, fax, pager and e-mail messaging, voice-and fax-on-demand, conference calling and seamless call transfer from cell phone to land-line and vice-versa via a direct connection to its nationally deployed Internet Protocol telephony network. For further information visit I-Link's Web site at www.i-link.com.

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The statements made in this release that are not historical facts contain forward-looking information that involves risks and uncertainties. Important factors that may cause actual results to differ include, but are not limited to, the impact of competitive products and services, the company's ability to manage growth and acquisitions of technology or businesses, the effect of economic and business conditions, and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.

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